Execution Version
THIRD AMENDMENT TO
TERM LOAN CREDIT AGREEMENT

THIRD AMENDMENT TO TERM LOAN CREDIT AGREEMENT, dated as of July 28, 2026 (this “Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation (the “Parent”; collectively, the Borrower and the Parent may be referred to herein as the “Loan Parties”), the Lenders party hereto (which represent all of the Lenders party to the Credit Agreement, as defined below) and Regions Bank, an Alabama banking corporation (“Regions”), as administrative agent (Regions, in such capacity, the “Administrative Agent”). Reference is hereby made to that certain Term Loan Credit Agreement dated as of August 1, 2022 (as heretofore amended, restated, extended, supplemented or otherwise modified in writing, the “Credit Agreement”), by and among the Borrower, the Parent, the Lenders party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement, as amended by this Agreement.
RECITALS

WHEREAS, the Borrower, the Parent, the Lenders party hereto and the Administrative Agent desire to modify the Credit Agreement as herein set forth subject to the terms and conditions provided for in this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to Credit Agreement. As of the date hereof, subject to the occurrence of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Third Amendment” means that certain Third Amendment to Term Loan Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Parent, the Lenders party thereto, and the Administrative Agent.

“Third Amendment Effective Date” means July 28, 2026.

(b)    Section 1.1 of the Credit Agreement is hereby amended by restating the following definition in its entirety and inserting such definition in the appropriate alphabetical order:

“Applicable Margin” means the percentage rates set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls. As of the Third Amendment Effective Date, the Applicable Margin is determined based on Level III. Any change in the Borrower’s Credit Rating which would cause the Applicable Margin to be determined based on a different Level shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. The Applicable Margin shall be determined based upon the Credit Ratings given to the Borrower by S&P, Moody’s and Fitch, as follows:
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If the Borrower has two Credit Ratings, then the Applicable Margin will be determined based on the Level corresponding to the highest such Credit Rating (with Level I being the highest and Level V being the lowest) unless the difference between the highest Credit Rating and the lowest Credit Rating is two or more Levels, in which case the Applicable Margin will be determined based on the Level that is one Level below the Level corresponding to the highest Credit Rating. If at any time the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one Level (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be determined based on the Level corresponding to the highest such Credit Rating; and (B) if the difference between such Credit Ratings is two Levels (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be determined based on the Level corresponding to the average of the two (2) highest Credit Ratings, provided that if such average is not a recognized rating category, then the Applicable Margin shall be determined based on the Level that would be applicable if the second highest Credit Rating of the three were used. If the Borrower has only one of such Credit Ratings (and such Credit Rating is from Moody’s or S&P), then then the Applicable Margin will be determined based on such Credit Rating. If the Borrower has neither a Credit Rating from Moody’s nor S&P, then the Applicable Margin will be determined based on Level V. The provisions of this definition shall be subject to Section 2.5(c).

Level	Borrower’s Credit Rating S&P/Moody’s	Term Loan I Facility Applicable Margin for Term Benchmark Loans or RFR Loans	Term Loan I Facility Base Rate Applicable Margin	Term Loan II Facility Applicable Margin for Term Benchmark Loans or RFR Loans	Term Loan II Facility Base Rate Applicable Margin
I	A- / A3 or better	0.750%	0.000%	0.750%	0.000%
II	BBB+ / Baa1	0.800%	0.000%	0.800%	0.000%
III	BBB / Baa2	0.900%	0.000%	0.900%	0.000%
IV	BBB- / Baa3	1.150%	0.150%	1.150%	0.150%
V	Lower than BBB- / Baa3 or unrated	1.550%	0.550%	1.550%	0.550%

SECTION 2. Reserved.
SECTION 3. Conditions of Effectiveness. This Agreement shall become effective as of the first date (the “Amendment Effective Date”) that all of the following conditions precedent shall have been satisfied:
3.1The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (to the extent such Loan Party is a party or other signatory thereto), each dated as of the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date prior to the Amendment Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders party hereto:

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(a)counterparts of this Agreement, in such number as requested by the Administrative Agent, duly executed by the Borrower, the Parent, the Administrative Agent, and each of the Lenders;
(b)a fully-executed copy of an amendment to that certain Amended and Restated Credit Agreement dated as of February 28, 2025, by and among the Borrower, the Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (which amendment shall be in substance reasonably satisfactory to the Administrative Agent, and for the purpose of, inter alia, amending the pricing of term loans thereunder to be consistent with the amendments contemplated hereunder, and containing no other amendments to covenants, events of default or other provisions if the effect of such amendments would cause such covenants, events of default or other provisions to be materially inconsistent with, or more restrictive in any material respect than, such corresponding covenants, events of default and other provisions under the Credit Agreement, as amended hereby); and
(c)such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.
3.2The representations and warranties contained in Section 4 of this Agreement are correct on and as of the Amendment Effective Date, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to another date, in which case such representations and warranties shall have been correct as of such other date.
3.3There shall not have occurred since December 31, 2025 any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
3.4The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, and the Beneficial Ownership Regulation, in each case, to the extent requested at least five (5) Business Days prior to the Amendment Effective Date.
3.5Any fees owed to the Administrative Agent, any Lender, any Syndication Agent, any Documentation Agent, any Joint Lead Arranger or any Related Party of any of the foregoing required to be paid on or before the Amendment Effective Date shall have been paid. In addition, unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
SECTION 4. Representations and Warranties. Each of the Loan Parties hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects), on the date hereof with the same force and effect as if made on such date (except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification and (iii) for purposes of this Section 4, the representations and warranties contained in Section 7.1(k) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 9.1 and 9.2 of the Credit Agreement, as applicable). As of the

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date hereof, each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:
(a)    it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;
(b)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, except for filings for reporting purposes required under applicable securities laws;
(c)    this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;
(d)    no Default or Event of Default shall exist or will result from the consummation of the transactions contemplated by this Agreement;
(e)    the execution, delivery and performance by it of this Agreement will not (i) contravene the terms of any of its organizational or constituent documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Material Contract to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law; and
(f)    since December 31, 2025, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 5. Affirmation of Parent. The Parent hereby approves and consents to this Agreement and the transactions contemplated by this Agreement and the Credit Agreement as amended by this Agreement, and agrees and affirms that its guarantee of the Guarantied Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Credit Agreement and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.
SECTION 6. Costs and Expenses. The Loan Parties acknowledge and agree that the payment obligations set forth in Section 13.2 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not any Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Moore & Van Allen PLLC, counsel to the Administrative Agent.
SECTION 7. Ratification.
(a)The Credit Agreement, as amended by this Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. The amendments contained in Section 1 hereof shall be deemed to have prospective application only. This Agreement is not intended to and shall not constitute a novation. Each of the Loan Parties hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind

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whatsoever, other than payment in full, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement, as amended by this Agreement, and the other Loan Documents.
(b)This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any Lender may now have or have in the future against any Person under or in connection with the Credit Agreement, the Credit Agreement as amended hereby, any other Loan Document or any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 8. Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 9. References. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as the Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.
SECTION 10. Electronic Execution; Electronic Records; Counterparts. The provisions of Section 13.14 of the Credit Agreement (after giving effect to this Agreement) relating to Electronic Execution, Electronic Records and Counterparts are hereby incorporated by reference herein, mutatis mutandis.
SECTION 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 12. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
SECTION 13. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 14. Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the undersigned Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:
BROADSTONE NET LEASE, LLC,
a New York limited liability company

By:    Broadstone Net Lease, Inc.,
Managing Member

By:    /s/ Kevin Fennell
Name: Kevin Fennell
Title:     Chief Financial Officer

PARENT:
BROADSTONE NET LEASE, INC.,
a Maryland corporation

By:    /s/ Kevin Fennell
Name: Kevin Fennell
Title:     Chief Financial Officer

Signature Page to Third Amendment to Term Loan Credit Agreement – Broadstone Net Lease, LLC
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ADMINISTRATIVE AGENT AND LENDERS:

REGIONS BANK, as Administrative Agent and as a Lender

By:    /s/ Katie Gifford
Name:    Katie Gifford
Title:     Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:    /s/ Michael Pizzuto
Name:    Michael Pizzuto
Title:     Senior Vice President

TD BANK, N.A., as a Lender

By:    /s Brian DelGreco
Name:    Brian DelGreco
Title:     Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Patrick T. Brooks
Name:    Patrick T. Brooks
Title:     Senior Vice President

BANK OF MONTREAL, as a Lender

By:    /s/ Kelsey O'Connor
Name:    Kelsey O'Connor
Title:     Director

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Jessica W. Phillips
Name:    Jessica W. Phillips
Title:     Authorized Signatory

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Thomas Dickey
Name:    Thomas Dickey
Title:     Vice President

TRUIST BANK, as a Lender

By:    /s Ryan Almond
Name:    Ryan Almond
Title:     Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:    /s/ Cody A. Canafax
Name:    Cody A. Canafax
Title:     Executive Director

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Mitchell Vega
Name:    Mitchell Vega
Title:     Senior Vice President

Signature Page to Third Amendment to Term Loan Credit Agreement – Broadstone Net Lease, LLC
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